                                                                   Exhibit 10.40

                  2003-2005 EXECUTIVE STRATEGIC INCENTIVE PLAN
                         OF ALDERWOODS GROUP CANADA INC.



Resolution

Whereas, at its January 14, 2003 meeting, the Board of Directors ("Board") of Alderwoods Group, Inc. ("AGI") approved the Strategic Plan prepared by the senior management team; and

Whereas the services of the senior management team are provided through the Management Services Agreement between AGI and Alderwoods Group Canada Inc. ("AGCI"), a subsidiary of AGI; and

Whereas AGCI wishes to motivate and reward the senior management team for achieving the financial objectives of the Strategic Plan.


RESOLVED, that the 2003-2005 Executive Strategic Incentive Plan of Alderwoods Group Canada Inc. as attached hereto is hereby adopted to be effective retroactive to January 1, 2003; and

Further RESOLVED, that the Compensation Committee of AGI is hereby authorized to take such necessary actions as are required to implement and administer the Plan in accordance with its terms.

                  2003-2005 EXECUTIVE STRATEGIC INCENTIVE PLAN
                         OF ALDERWOODS GROUP CANADA INC.


PURPOSE

1. The purpose of the 2003-2005 Executive Strategic Incentive Plan ("Plan") of Alderwoods Group Canada Inc. ("AGSI") is to motivate and reward the AGCI senior management team as defined hereunder for achieving the financial objectives of the Strategic Plan that were approved by the Board of Directors ("Board") of Alderwoods Group, Inc. ("AGI") on January 14, 2003.

PLAN TYPE

2. Under the Plan, the participants will have the opportunity to earn cash awards that will be payable by AGCI in accordance with paragraph 18 hereof based on the level of achievement in attaining the AGI Net Debt reduction and EBITDA performance objectives of the Strategic Plan as hereinafter described.

ADMINISTRATION

3. The Plan will be administered by the Compensation Committee of AGI ("Committee").

4. The Committee may delegate certain of its administrative responsibilities to the President and Chief Executive Officer, the Executive Vice-President and Chief Finance Officer and/or the Secretary of AGI.

5. All determinations and decisions made by the Committee pursuant to the terms of the Plan will be final, conclusive and binding on all persons, including, without limitation, AGCI, its affiliates and subsidiaries, all participants in the Plan and their estates and beneficiaries.

6. The Committee may, in its discretion, require a participant's guardian or legal representative to supply it with evidence the Committee deems necessary to establish the authority of the guardian or legal representative to act on behalf of the participant.

ELIGIBILITY

7. The following employees of AGCI will be designated as the "senior management team" and will be eligible for grants under the Plan:

                          ---------------------------
                                     Name
                          ---------------------------
                          John S. Lacey
                          ---------------------------
                          Paul A. Houston
                          ---------------------------
                          Kenneth A. Sloan
                          ---------------------------
                          Ross Caradonna
                          ---------------------------


May 14, 2003                                                              Page 2

                  2003-2005 EXECUTIVE STRATEGIC INCENTIVE PLAN
                         OF ALDERWOODS GROUP CANADA INC.

PERFORMANCE PERIOD

8. The Performance Period ("Period") for purposes of the Plan shall be from January 1, 2003 to December 31, 2005 inclusive.

CURRENCY

9.   All dollar amounts identified in this Plan are in U.S. currency.

NET DEBT REDUCTION POOL TARGETS

10. For purposes of the Plan, the Net Debt Reduction targets for the Period (from the December 28, 2002 Net Debt amount of $714 million) shall be as follows:

                 ------------------------------- -----------------
                 Threshold Performance           $160 million
                 ------------------------------- -----------------
                 Target Performance              $210 million
                 ------------------------------- -----------------
                 Maximum Performance             $255 million
                 ------------------------------- -----------------

NET DEBT/EBITDA RATIO POOL TARGETS

11. For purposes of the Plan, the Net Debt/EBITDA Ratio targets for the Period (as compared to the Net Debt/EBITDA Ratio for the year ended December 28, 2002 of 5.09) are as follows:

                 ------------------------------- ----------------------
                                                    3 Year Average
                 ------------------------------- ----------------------
                 Threshold Performance                   4.20
                 ------------------------------- ----------------------
                 Target Performance                      3.95
                 ------------------------------- ----------------------
                 Maximum Performance                     3.75
                 ------------------------------- ----------------------

MAXIMUM AWARD POOLS

12. The maximum award pools shall consist of a $5.2 million pool for Net Debt Reduction and a $2.8 million pool for the Net Debt/EBITDA Ratio.

POOL ALLOCATION

13. The maximum award pools shall be allocated as follows amongst the participants:


                 --------------------------- --------------------------- ---------------------------
                            Name                  Maximum Net Debt        Maximum Net Debt/EBITDA
                                                   Reduction Pool                   Pool
                 --------------------------- --------------------------- ---------------------------
                 John S. Lacey                       $2,400,000                   $  400,000
                 --------------------------- --------------------------- ---------------------------
                 Paul A. Houston                     $2,400,000                   $1,600,000
                 --------------------------- --------------------------- ---------------------------
                 Kenneth A. Sloan                    $  400,000                   $  200,000
                 --------------------------- --------------------------- ---------------------------
                 Ross Caradonna                               0                   $  600,000
                 --------------------------- --------------------------- ---------------------------


May 14, 2003                                                              Page 3

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                  2003-2005 EXECUTIVE STRATEGIC INCENTIVE PLAN
                         OF ALDERWOODS GROUP CANADA INC.

AWARD PAYMENTS

14. Each maximum award pool shall be payable by AGCI after the completion of the Period in accordance with the following schedule:

         ------------------------------------ ----------------------------------
         Performance Achievement              Percentage of Maximum Award Pool
                                                           Payable
         ------------------------------------ ----------------------------------
         Below Threshold                                      0%
         ------------------------------------ ----------------------------------
         Threshold                                           50%
         ------------------------------------ ----------------------------------
         Target                                              75%
         ------------------------------------ ----------------------------------
         Maximum                                            100%
         ------------------------------------ ----------------------------------

     Pro-rata vesting will apply to each award pool for results that occur between the Threshold and Maximum Performance objectives based on the above schedule.

15. No portion of a maximum award pool will be payable if the Threshold Performance objective for that pool is not achieved or if AGI breaches any of its financial covenants, debt repayment covenants or any other material covenants of the outstanding debt instruments of AGI during the Period.

16. If a participant is terminated with Just Cause under any circumstances, no payments shall be made to him under the Plan and all rights of such participant hereunder shall be immediately forfeited.

17. If a participant (i) is terminated without Just Cause, (ii) resigns with Stated Good Reason, (iii) dies or (iv) becomes Totally Disabled prior to the end of the Period, he shall be entitled to a pro-rata share in the Net Debt Reduction and Net Debt/EBITDA Ratio pools based on his service from January 1, 2003 to the date of his termination, resignation, retirement, death or Total Disability and the pro-rata share shall be determined by the Committee and payable by AGCI after the end of the Period.

18. Any award earned under the Plan will be paid by AGCI in cash, as soon as possible after the completion of the Period, but no later than March 31, 2006, subject to the approval by the Board of the financial statements for the fiscal year ending December 31, 2005. Such payments will be subject to any federal, provincial, state and local taxes, domestic or foreign, or other withholdings required by law or regulation.

19. In the event of a Change in Control, the award pools accrued by AGCI for accounting purposes to the end of the fiscal quarter prior to the Change in Control shall immediately vest 100% and become payable to the participants or to their estates within 30 days of such event. Such payments will be subject to any federal, provincial, state and local taxes, domestic or foreign, or other withholdings required by law or regulation.

EXTRAORDINARY ITEMS

May 14, 2003                                                              Page 4

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                  2003-2005 EXECUTIVE STRATEGIC INCENTIVE PLAN
                         OF ALDERWOODS GROUP CANADA INC.

20. The Committee shall have the discretion to include or exclude any material extraordinary items (e.g. mergers, acquisitions, divestitures, significant changes in accounting, etc.) that were not anticipated in the Strategic Plan, or make other appropriate adjustments to reflect the effect of such event, in its determination of the level of achievement of the performance objectives under the Plan.

PLAN AMENDMENT, SUSPENSION OR TERMINATION

21. The Plan may be amended, suspended or terminated at any time by the Board of Directors of AGCI upon the recommendation of the Committee. Such amendment, suspension or termination will not, however, affect awards earned to the date of such amendment, suspension or termination.

EFFECTIVE DATE

22.  The Effective Date of the Plan shall be January 1, 2003.

EXPIRY

23. If not previously expired by reason of a Change in Control, the Plan will expire immediately after the award payments have been made in the year 2006 to the participants for the Period.

ACCOUNTING CONSEQUENCES

24. AGCI will be required to accrue an earnings charge for each accounting period for any projected award payments under the Plan prior to the end of the Period. Such earning charges shall be excluded from the calculation of EBITDA for purpose of calculating Net Debt/EBITA Ratio awards under the Plan.

RETIREMENT BENEFIT CONSEQUENCES

25. Incentive awards earned under the Plan will not be included within the definition of compensation or earnings for purposes of calculating benefits under or contributions to any pension, retirement or savings plan of AGCI, or of its affiliates or subsidiaries.

NON-TRANSFERABILITY

26. No rights under the Plan prior to the end of the Period may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, or pursuant to a domestic relations order.


May 14, 2003                                                              Page 5

                  2003-2005 EXECUTIVE STRATEGIC INCENTIVE PLAN
                         OF ALDERWOODS GROUP CANADA INC.

GENERAL

27. If any provision of the Plan is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provision had not been included.

28. The granting of awards and the cash payouts under the Plan will be subject to all applicable laws, rules and regulations.

29. The Plan is intended to constitute an "unfunded" plan for purposes of providing incentive compensation. With respect to any payments not yet made to a participant, the participant's rights shall be no greater than those of a general creditor of AGCI, or its affiliates or subsidiaries.

30. To the extent not preempted by federal law, domestic or foreign, the Plan will be construed in accordance with and governed by the laws of the Province of Ontario.

PLAN DEFINITIONS

31. "Change in Control" means a Change in Control as defined in the May 1, 2003 employment agreements between John S. Lacey and Paul A. Houston and AGCI.

32. "EBITDA" for purposes of the Plan means AGI's consolidated earnings (loss) from operations before interest expense, taxes and investment income earned in excess of $1,100,000 during the Period, adding back all depreciation and amortization charges made during the Period, any provisions for asset impairment or goodwill impairment made during the Period, and any earnings charges required to be accrued during the Period for potential award payments under the Plan.

33. "Just Cause" means willful misconduct or willful neglect of duty by the participant, including, but not limited to, intentional wrongful disclosure of confidential or proprietary information of AGCI, its affiliates or subsidiaries, intentional wrongful engagement in any competitive activity prohibited by the terms of the participant's employment agreement, and the intentional material breach of any provision of the participant's employment agreement.

34. "Net Debt" for purposes of the Plan means AGI's consolidated gross long term debt less its cash and cash equivalents at any time during the Period.

35. "Net Debt/EBITDA Ratio" for a year means the Net Debt of AGI at the end of a year divided by the EBITDA for the year.

36. "Stated Good Reason" has the meaning set forth in paragraph 3 of the May 1, 2003 employment agreements between John S. Lacey and Paul A. Houston and AGCI.

37. "Totally Disabled" means a physical handicap or medical condition for which the participant is receiving benefit payments under a long term disability plan sponsored by AGCI, or its affiliates or subsidiaries.

May 14, 2003                                                              Page 6